UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________

FORM 8-K
_______________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2009

Katy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05558	75-1277589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Rock Industrial Park Drive
Bridgeton, Missouri  63044
(Address of principal executive offices) (Zip Code)

(314) 656-4321
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01                      Other Events.

On March 12, 2009, Katy Industries, Inc. (“Katy” or the “Company”) announced that its Board of Directors has determined that the proposal to amend the Company’s Certificate of Incorporation to change the number of issued and outstanding shares of Katy by effecting a 1-for-500 reverse stock split with cash paid in lieu of resulting fractional shares (the “Reverse Stock Split”) was no longer in the best interests of the Company.  This decision was due primarily to a change in the number of shares to be exchanged for cash in the Reverse Stock Split, which resulted in a substantial increase in the cost and expense of the Reverse Stock Split as compared to what was originally anticipated.  As a result, the Board of Directors has decided to abandon the Reverse Stock Split and to cancel the Special Meeting of Stockholders of the Company (the “Special Meeting”) scheduled for March 19, 2009.  The Company will continue its current operations and will continue to be subject to the reporting requirements of the Securities and Exchange Commission.

 A copy of the Company’s press release announcing the cancellation of the Special Meeting is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.                                Description

99.1                                    Press release issued by the Company on March 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.
(Registrant)

By: /s/ James W. Shaffer
James W. Shaffer
Vice President, Treasurer and Chief Financial Officer

Date:  March 12, 2009

Index of Exhibits

Exhibit No.                                Description

99.1                                    Press release issued by the Company on March 12, 2009.